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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Environmental Safeguards, Inc. for the registration of 6,582,505 shares of its common stock and to the incorporation by reference therein of our report dated March 24, 1998, with respect to the consolidated financial statements of Environmental Safeguards, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 1997 and our report dated February 26, 1998 with respect to the consolidated financial statements for the period from January 1, 1997 through December 17, 1997 of OnSite Technology, L.L.C. included in the March 2, 1998 Current Report on Form 8-K/Amendment No. 1 of Environmental Safeguards, Inc. filed with the Securities and Exchange Commission.

                                            /s/  ERNST & YOUNG LLP

Houston, Texas
April 6, 1998